Exhibit 99.1
3M Delivers Strong Fourth-Quarter Results; Improves Operational Performance and Exceeds Earnings and Cash Flow Expectations
•Results reflect strong operational execution, progress on restructuring, and spending discipline
•Well-positioned to continue improving performance, including continued expansion of adjusted operating margins3 in 2024
•Health Care spin remains on track for first half of 2024
ST. PAUL, Minn. – Jan. 23, 2024 − 3M (NYSE: MMM) today reported fourth-quarter and full-year 2023 results and provided its 2024 financial outlook.
“The fourth quarter capped a strong year for 3M,” said 3M chairman and CEO Mike Roman. “Throughout 2023, we executed our priorities and delivered on our commitments – including expanding underlying operating margins and cash flow. We initiated actions to restructure our organization and simplify our supply chain, while progressing our Health Care spin and addressing legal matters.”
“Our team remains focused on further improving our operational performance, optimizing our portfolio, and reducing risk,” Roman continued. “We will continue to invest in high-growth markets where 3M’s unique capabilities can make a difference, including automotive electrification, climate technology, and industrial automation. I am confident we will deliver a successful 2024.”
Fourth-Quarter Highlights:

	Q4 2023	Q4 2022
GAAP earnings per share	$1.70	$0.98
Special items:
Net costs for significant litigation	0.36	0.07
Other special items, net	0.36	1.13
Adjusted earnings per share (EPS)	$2.42	$2.18

Memo:
GAAP operating income margin	15.5%	7.8%
Adjusted operating income margin[1]	20.9%	19.1%
[1]Above adjusted operating income margin for Q4 2023 includes a 1.4 percentage point headwind from restructuring related net charges.
•GAAP earnings per share of $1.70 and operating margin of 15.5%.
•Adjusted EPS of $2.42 includes pre-tax restructuring related net charges of $109 million, or negative $0.17 per share.
◦Adjusted EPS up 11 percent year-on-year.
•Adjusted operating income margin of 20.9% includes a 1.4 percentage point headwind from restructuring related net charges.
◦Adjusted operating income margin expanded 1.8 percentage points year-on-year.

	GAAP	Adjusted (Non-GAAP)
Net sales (Millions)	$8,013	$7,693
Sales change
Total sales	(0.8)%	(0.3)%
Components of sales change:
Organic sales[2]	(1.9)%	(1.4)%
Acquisitions/divestitures	0.2%	0.2%
Translation	0.9%	0.9%
Adjusted sales excludes manufactured PFAS products.
[2]Above adjusted organic sales decline includes a 60 basis point headwind from the decline in disposable respirator demand.
•Sales of $8.0 billion, down 0.8 percent year-on-year, with organic sales decline of 1.9 percent year-on-year.
•Adjusted sales of $7.7 billion, down 0.3 percent year-on-year with adjusted organic sales decline of 1.4 percent year-on-year.

•Operating cash flow of $2.0 billion, up 3 percent year-on-year; adjusted free cash flow of $2.0 billion, up 18 percent year-on-year.
•3M returned $828 million to shareholders via dividends.
The above includes reference to certain non-GAAP measures. See the “Supplemental Financial Information Non-GAAP Measures” section for applicable information.
Full-Year Highlights:

	Full Year 2023	Full Year 2022
GAAP earnings (loss) per share	$(12.63)	$10.18
Special items:
Impact of Combat Arms Earplug (CAE) settlement	5.94	—
Impact of public water systems (PWS) settlement	14.45	—
Other net costs for significant litigation	0.61	3.20
Other special items, net	0.87	(3.50)
Adjusted earnings per share (EPS)	$9.24	$9.88

Memo:
GAAP operating income (loss) margin	(27.9)%	19.1%
Adjusted operating income margin[1]	20.3%	21.1%
[1]Above adjusted operating income margin for full year 2023 includes a 1.4 percentage point headwind from restructuring related net charges.
•GAAP loss per share of $12.63 and operating margin of minus 27.9% includes the previously announced settlements for CAE and PWS in the United States regarding PFAS, resulting in a pre-tax charges of $4.3 billion and $10.5 billion, respectively, negatively impacting EPS by a total of $20.39.
•Adjusted EPS of $9.24 includes pre-tax restructuring related net charges of $441 million, or negative $0.65 per share.
•Adjusted operating income margin of 20.3% includes a 1.4 percentage point headwind from restructuring related net charges.

	GAAP	Adjusted (Non-GAAP)
Net sales (Millions)	$32,681	$31,392
Sales change
Total sales	(4.5)%	(4.5)%
Components of sales change:
Organic sales[2]	(3.2)%	(3.2)%
Acquisitions/divestitures	(0.7)%	(0.8)%
Translation	(0.6)%	(0.5)%
Adjusted sales excludes manufactured PFAS products.
[2]Above adjusted organic sales decline includes a 1.9 percentage point headwind from the decline in disposable respirator demand, along with the 2022 exit of Russia.
•Sales of $32.7 billion, down 4.5 percent year-on-year, with organic sales decline of 3.2 percent year-on-year.
•Adjusted sales of $31.4 billion, down 4.5 percent year-on-year with adjusted organic sales decline of 3.2 percent year-on-year.
•Operating cash flow of $6.7 billion, up 19 percent year-on-year; adjusted free cash flow of $6.3 billion, up 30 percent year-on-year. Year-on-year improvement driven by ongoing focus on working capital management, especially inventory.
•3M returned $3.3 billion to shareholders via dividends.
The above includes reference to certain non-GAAP measures. See the “Supplemental Financial Information Non-GAAP Measures” section for applicable information.

Full-Year 2024 Outlook
3M provided the following full-year 2024 expectations. This 2024 outlook continues to reflect the Health Care business as part of the company for the full year, but does not reflect the potential impact of funding amounts due under the PWS and CAE legal settlements absent receipt of cash payments in the Health Care business spin.
•Adjusted total sales growth3 in the range of 0.25 to 2.25 percent, reflecting adjusted organic sales3 growth of flat to up 2 percent.
•Adjusted EPS3 in the range of $9.35 to $9.75.
•Adjusted operating cash flow3 of $6.5 to $7.1 billion, contributing to 95 to 105 percent adjusted free cash flow conversion3.
The above does not reflect, for reasons described at 3, the potential impact of funding amounts under the PWS and CAE settlements absent cash received in the Health Care spin. However, for illustrative purposes only, adjusted EPS3 could be impacted up to an estimated ($0.20) from complete debt financing of these settlements based on current market and company expectations.
3As further discussed at 7 within the "Supplemental Financial Information Non-GAAP Measures" section, 3M cannot, without unreasonable effort, forecast certain items required to develop meaningful comparable GAAP financial measures and, therefore, does not provide them on a forward-looking basis reflecting these items.
Conference Call
3M will conduct an investor teleconference at 9 a.m. EST (8 a.m. CST) today. Investors can access this conference via the following:
•Live webcast at https://investors.3M.com
•Live telephone:
Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.
•Webcast replay at https://investors.3m.com/financials/quarterly-earnings
•Telephone replay:
Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S., the access code is 22028938). The telephone replay will be available until 11:30 a.m. EST (10:30 a.m. CST) on January 30, 2024.

Forward-Looking Statements
This news release contains forward-looking information about 3M's financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “plan,” "expect," "aim," “believe,” "project," “target,” “anticipate,” "intend," “estimate,” "will," "should," "could," "would," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions and other factors beyond the Company's control, including inflation, recession, military conflicts, natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) foreign currency exchange rates and fluctuations in those rates; (3) risks related to certain fluorochemicals, including liabilities related to claims, lawsuits, and government regulatory proceedings concerning various PFAS-related products and chemistries, as well as risks related to the Company’s plans to exit PFAS manufacturing and discontinue use of PFAS across its product portfolio; (4) risks related to the proposed class-action settlement (“PWS Settlement”) to resolve claims by public water systems in the United States regarding PFAS, including whether court approval of the PWS Settlement will be obtained, whether the number of plaintiffs that opt out of the PWS Settlement will exceed current expectations or will exceed the level that would permit 3M to terminate the PWS Settlement (and whether 3M will elect to terminate the PWS Settlement if this occurs), whether the PWS Settlement is appealed, the timing and amount of payments made under the PWS Settlement, and the impact of the PWS Settlement on other PFAS-related matters; (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2022 and any subsequent quarterly reports on Form 10-Q (the "Reports"); (6) competitive conditions and customer preferences; (7) the timing and market acceptance of new product and service offerings; (8) the availability and cost of purchased components, compounds, raw materials and energy due to shortages, increased demand and wages, supply chain interruptions, or natural or other disasters; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from portfolio management actions and other evolving business strategies; (11) operational execution, including the extent to which the Company can realize the benefits of planned productivity improvements, as well as the impact of organizational restructuring activities; (12) financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans; (13) the Company's credit ratings and its cost of capital; (14) tax-related external conditions, including changes in tax rates, laws or regulations; (15) matters relating to the proposed spin-off of the Company’s Health Care business, including whether the transaction will be completed, or if completed, will be on the expected terms; the risk that the expected benefits will not be realized; the risk that the costs or dis-synergies will exceed the anticipated amounts; the ability to satisfy the various closing conditions; potential business disruption; the diversion of management time; the impact of the transaction (or its pendency) on the Company's ability to retain talent; potential impacts on the Company's relationships with its customers, suppliers, employees, regulators and other counterparties; the ability to realize the desired tax treatment (including whether an Internal Revenue Service private letter ruling will be sought or obtained); the risk that any consents or approvals required will not be obtained; risks associated with financings that may be undertaken and indebtedness that may be incurred in connection with the transaction; and (16) matters relating to Combat Arms Earplugs (“CAE”), including those relating to, the August 2023 settlement that is intended to resolve, to the fullest extent possible, all litigation and alleged claims involving the CAE sold or manufactured by the Company’s subsidiary Aearo Technologies and certain of its affiliates (“Aearo Entities”) and/or 3M (“CAE Settlement”), including, but not limited to, whether the anticipated participation by plaintiffs in the CAE Settlement will be achieved, whether the number of plaintiffs that participate in the CAE Settlement will meet current expectations or will fall below the level that would permit 3M to terminate the CAE Settlement (and whether 3M will elect to terminate the CAE Settlement if this occurs), whether there will be a significant number of future claims by plaintiffs that decline to participate in the CAE Settlement, whether the CAE Settlement is appealed or challenged, matters related to the potential issuance of the equity securities that are contemplated to be part of the CAE Settlement, the filing of additional, or the outcome of any other pending or future, litigation relating to the products that are the subject of the CAE Settlement, or changes in related laws or regulations. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The Company assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

3M Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME (LOSS)
(Millions, except per-share amounts)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net sales	$8,013	$8,079	$32,681	$34,229

Operating expenses
Cost of sales	4,678	4,585	18,477	19,232
Selling, general and administrative expenses	1,625	2,146	21,526	9,049
Research, development and related expenses	467	445	1,842	1,862
(Gain) loss on business divestitures	—	—	(36)	(2,724)
Goodwill impairment expense	—	271	—	271
Total operating expenses	6,770	7,447	41,809	27,690
Operating income (loss)	1,243	632	(9,128)	6,539

Other expense (income), net	243	35	560	147

Income (loss) before income taxes	1,000	597	(9,688)	6,392
Provision (benefit) for income taxes	64	62	(2,691)	612
Income (loss) of consolidated group	936	535	(6,997)	5,780

Income (loss) from unconsolidated subsidiaries, net of taxes	11	8	18	11
Net income (loss) including noncontrolling interest	947	543	(6,979)	5,791

Less: Net income (loss) attributable to noncontrolling interest	2	2	16	14

Net income (loss) attributable to 3M	$945	$541	$(6,995)	$5,777

Weighted average 3M common shares outstanding – basic	554.7	551.9	553.9	566.0
Earnings (loss) per share attributable to 3M common shareholders — basic	$1.70	$0.98	$(12.63)	$10.21

Weighted average 3M common shares outstanding – diluted	555.4	552.9	553.9	567.6
Earnings (loss) per share attributable to 3M common shareholders — diluted	$1.70	$0.98	$(12.63)	$10.18

3M Company and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(Unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$5,933	$3,655
Marketable securities – current	53	238
Accounts receivable – net	4,750	4,532
Inventories	4,822	5,372
Prepaids	485	435
Other current assets	336	456
Total current assets	16,379	14,688
Property, plant and equipment – net	9,159	9,178
Operating lease right of use assets	759	829
Goodwill and intangible assets – net	17,153	17,489
Other assets	7,130	4,271
Total assets	$50,580	$46,455
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and current portion of long-term debt	$2,947	$1,938
Accounts payable	3,245	3,183
Accrued payroll	904	692
Accrued income taxes	365	259
Operating lease liabilities – current	225	261
Other current liabilities	7,611	3,190
Total current liabilities	15,297	9,523
Long-term debt	13,088	14,001
Other liabilities	17,327	8,161
Total liabilities	45,712	31,685
Total equity	4,868	14,770
Shares outstanding
December 31, 2023: 552,581,136
December 31, 2022: 549,245,105
Total liabilities and equity	$50,580	$46,455

3M Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Year ended December 31,
	2023	2022
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$6,680	$5,591

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,615)	(1,749)
Purchases and proceeds from sale or maturities of marketable securities and investments – net	194	11
Proceeds from sale of businesses, net of cash sold	60	13
Cash payment from Food Safety business split-off, net of divested cash	—	478
Other investing activities	154	201

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(1,207)	(1,046)

Cash flows from financing activities:
Change in debt	(46)	(838)
Purchases of treasury stock	(33)	(1,464)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	264	381
Dividends paid to shareholders	(3,311)	(3,369)
Other financing activities	(21)	(60)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(3,147)	(5,350)

Effect of exchange rate changes on cash and cash equivalents	(48)	(104)

Net increase (decrease) in cash and cash equivalents	2,278	(909)
Cash and cash equivalents at beginning of year	3,655	4,564
Cash and cash equivalents at end of period	$5,933	$3,655

3M Company and Subsidiaries
SALES CHANGE ANALYSIS4
(Unaudited)

	Three months ended December 31, 2023
Sales Change Analysis By Geographic Area	Americas	Asia Pacific	Europe, Middle East and Africa	Worldwide
Organic sales	0.2%	(5.5)%	(2.9)%	(1.9)%
Acquisitions	0.4	0.1	0.1	0.3
Divestitures	0.3	(0.4)	(0.7)	(0.1)
Translation	0.4	(0.9)	5.0	0.9
Total sales change	1.3%	(6.7)%	1.5%	(0.8)%

	Year ended December 31, 2023
Sales Change Analysis By Geographic Area	Americas	Asia Pacific	Europe, Middle East and Africa	Worldwide
Organic sales	0.4%	(10.5)%	(2.2)%	(3.2)%
Acquisitions	0.3	0.1	—	0.2
Divestitures	(0.9)	(0.9)	(0.9)	(0.9)
Translation	0.1	(3.2)	1.7	(0.6)
Total sales change	(0.1)%	(14.5)%	(1.4)%	(4.5)%

	Three months ended December 31, 2023
Worldwide Sales Change By Business Segment	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Safety and Industrial	(3.9)%	—%	—%	1.2%	(2.7)%
Transportation and Electronics	—	1.1	—	0.5	1.6
Health Care	(1.0)	—	(0.4)	1.1	(0.3)
Consumer	(2.2)	—	—	0.6	(1.6)
Total Company	(1.9)	0.3	(0.1)	0.9	(0.8)

	Year ended December 31, 2023
Worldwide Sales Change By Business Segment	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Safety and Industrial	(5.1)%	—%	—%	(0.5)%	(5.6)%
Transportation and Electronics	(3.5)	0.7	(0.7)	(1.0)	(4.5)
Health Care	0.7	—	(3.1)	(0.4)	(2.8)
Consumer	(4.7)	—	(0.1)	(0.2)	(5.0)
Total Company	(3.2)	0.2	(0.9)	(0.6)	(4.5)
4Total sales change is calculated based on reported sales results. The components of sales change include organic local-    currency sales, acquisitions, divestitures, and translation. Organic local-currency sales include both organic volume impacts (which excludes acquisition and divestiture impacts) and selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction.

3M Company and Subsidiaries
BUSINESS SEGMENTS
(Unaudited)

3M discloses business segment operating income (loss) as its measure of segment profit/loss, reconciled to both total 3M operating income (loss) and income (loss) before taxes. Business segment operating income (loss) excludes certain expenses and income that are not allocated to business segments (as described below in “Corporate and Unallocated”).
Effective in the first quarter of 2023, the measure of segment operating performance and segment composition used by 3M’s chief operating decision maker (CODM) changed and, as a result, 3M’s disclosed measure of segment profit/loss (business segment operating income (loss)) was updated. The change to business segment operating income (loss) aligns with the update to how the CODM assesses performance and allocates resources for the Company’s business segments. The changes included the items described below. The financial information presented herein reflects the impact of these business segment reporting changes for all periods presented.
Reflecting gains/losses from sale of property, plant and equipment (PPE) and other assets within Corporate and Unallocated Change
3M updated its business segment operating performance measure to reflect all gains/losses from sales of PPE and other assets within Corporate and Unallocated. Previously, certain of these gains/losses were included in 3M’s business segments’ operating performance.
Movement of certain businesses between segments
The businesses associated with two groups of products (each with approximately $25 million in annual sales) were realigned with one moving from the Consumer business segment to the Health Care business segment and the other moving from the Health Care business segment to the Consumer business segment.
Also effective in the first quarter of 2023, the Consumer business segment re-aligned from four divisions to the following three divisions: Home, Health and Auto Care; Construction and Home Improvement Markets; and Stationery and Office.

BUSINESS SEGMENT INFORMATION	Three months ended December 31,		Year ended December 31,
NET SALES
(Millions)	2023	2022	2023	2022
Safety and Industrial	$2,661	$2,735	$10,956	$11,604
Transportation and Electronics	2,089	2,055	8,501	8,902
Health Care	2,037	2,044	8,195	8,427
Consumer	1,226	1,244	5,026	5,292
Corporate and Unallocated	—	1	3	4
Total Company	$8,013	$8,079	$32,681	$34,229

3M Company and Subsidiaries
BUSINESS SEGMENTS - (CONTINUED)
(Unaudited)

BUSINESS SEGMENT INFORMATION	Three months ended December 31,		Year ended December 31,
OPERATING INCOME (LOSS)
(Millions)	2023	2022	2023	2022
Safety and Industrial	$523	$563	$2,324	$1,135
Transportation and Electronics	219	(441)	1,312	973
Health Care	372	412	1,603	1,799
Consumer	221	212	904	978
Total business segment operating income (loss)	1,335	746	6,143	4,885
Corporate and Unallocated
Corporate special items:
Net costs for significant litigation	(76)	(65)	(14,785)	(877)
Divestiture costs	(137)	(54)	(496)	(60)
Gain on business divestitures	—	—	36	2,724
Divestiture-related restructuring actions	—	—	—	(41)
Russia exit (charges) benefits	—	—	18	(109)
Total corporate special items	(213)	(119)	(15,227)	1,637
Other corporate (expense) income - net	121	5	(44)	17
Total Corporate and Unallocated	(92)	(114)	(15,271)	1,654
Total Company operating income (loss)	1,243	632	(9,128)	6,539

Other expense/(income), net	243	35	560	147
Income (loss) before income taxes	$1,000	$597	$(9,688)	$6,392
Corporate and Unallocated
Corporate and Unallocated operating income (loss) includes “corporate special items” and “other corporate expense-net”. Corporate special items include net costs for significant litigation impacting operating income (loss) associated with PFAS-related other environmental and Combat Arms Earplugs matters. In addition, during the voluntary chapter 11 bankruptcy period (which began in July 2022 and ended in June 2023) costs associated with the Aearo portion of respirator mask/asbestos matters were also included in corporate special items. Prior to the bankruptcy, costs associated with Combat Arms Earplugs matters were not included in the Corporate net costs for significant litigation special item, instead being reflected in the Safety and Industrial business segment. Corporate special items also include divestiture costs, gain/loss on business divestitures, divestiture-related restructuring costs, and Russia exit costs/benefits. Divestiture costs include costs related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture. Other corporate expense-net includes items such as net costs related to limited unallocated corporate staff and centrally managed material resource centers of expertise costs, corporate philanthropic activity, gains/losses from sales of PPE and other assets, and other net costs that 3M may choose not to allocate directly to its business segments. Other corporate expense-net also includes costs and income during the term of transition supply, manufacturing, and service arrangements with divested businesses. Items classified as revenue from this activity are included in Corporate and Unallocated net sales. Because Corporate and Unallocated includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)
In addition to reporting financial results in accordance with U.S. GAAP, 3M also provides certain non-GAAP measures. These measures are not in accordance with, nor are they a substitute for GAAP measures, and may not be comparable to similarly titled measures used by other companies.
Certain measures adjust for the impacts of special items. Special items for the periods presented include the items described in the section entitled “Description of special items”. Because 3M provides certain information with respect to business segments, it is noteworthy that special items impacting operating income (loss) are reflected in Corporate and Unallocated, except as described with respect to net costs for significant litigation and manufactured PFAS products items in the “Description of special items” section. The reconciliations below, therefore, also include impacted segments as applicable.
In 2023, 3M changed certain of its non-GAAP measures by adjusting for the results of manufactured PFAS products in arriving at results, adjusted for special items. In the fourth quarter of 2022, 3M recorded a charge for PFAS manufacturing exit costs and included it as an adjustment in arriving at results, adjusted for special items. The 2023 non-GAAP measure change involved expanding the extent of adjustment to include the sales and estimates of income (including exit costs) and associated activity regarding manufactured PFAS products that 3M plans to exit by the end of 2025. This change also impacts other non-GAAP measures such as adjusted free cash flow, adjusted free cash flow conversion and adjusted EBITDA to similarly include relevant special item adjustments for manufactured PFAS products. The information herein reflects the impacts of these changes for all periods presented.
This document contains measures for which 3M provides the reported GAAP measure and a non-GAAP measure adjusted for special items. The document also contains additional measures which are not defined under U.S. GAAP. These measures and reasons 3M believes they are useful to investors (and, as applicable, used by 3M) include:

GAAP amounts for which a measure adjusted for special items is also provided:	Reasons 3M believes the measure is useful
•Net sales (and sales change)
Considered, in addition to segment operating performance, in evaluating and managing operations; useful in understanding underlying business performance, provides additional transparency to special items

•Operating income (loss), segment operating income (loss) and operating income (loss) margin
•Income (loss) before taxes
•Provision for income taxes and effective tax rate
•Net income (loss)
•Earnings (loss) per share

Additional non-GAAP measures:
•Adjusted net cash provided by (used in) operating activities; adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures); adjusted free cash flow and adjusted free cash flow conversion
Used as indicators of strength and ability to generate cash and as indicator of capital deployment; meaningful as measures of performance
•Adjusted EBITDA and adjusted EBITDA margin	Considered in evaluating and managing operations; meaningful in analyses of ongoing underlying operating trends
•Net debt	Meaningful as indicator of liquidity and measure of capital structure strategy
The following provides additional information and applicable GAAP amounts reconciled to non-GAAP measures.
The term "N/M" used herein references "not meaningful" for certain percent changes.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)
Certain amounts adjusted for special items (non-GAAP measures):

	Three months ended December 31, 2022
(Dollars in millions, except per share amounts)	Net sales	Operating income (loss)	Operating income (loss) margin	Income (loss) before taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) attributable to 3M	Earnings per diluted share
Safety and Industrial
GAAP amounts		$563	20.6%
Adjustments for special items:
Net costs for significant litigation		(7)
Total special items		(7)
Adjusted amounts (non-GAAP measures)[5]		$556	20.4%
Transportation and Electronics
GAAP amounts	$2,055	$(441)	(21.4)%
Adjustments for special items:
Manufactured PFAS products	(363)	732
Total special items	(363)	732
Adjusted amounts (non-GAAP measures)[5]	$1,692	$291	17.1%
Total Company
GAAP amounts	$8,079	$632	7.8%	$597	$62	10.5%	$541	$0.98
Adjustments for special items:
Net costs for significant litigation	—	58		58	20		38	0.07
Manufactured PFAS products	(363)	732		732	147		585	1.05
Divestiture costs	—	54		54	11		43	0.08
Total special items	(363)	844		844	178		666	1.20
Adjusted amounts (non-GAAP measures)[5]	$7,716	$1,476	19.1%	$1,441	$240	16.6%	$1,207	$2.18

	Three months ended December 31, 2023
(Dollars in millions, except per share amounts)	Net sales	Sales change	Operating income (loss)	Operating income (loss) margin	Income (loss) before taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) attributable to 3M	Earnings (loss) per diluted share	Earnings (loss) per diluted share percent change
Safety and Industrial
GAAP amounts			$523	19.6%
Adjustments for special items:
Net costs for significant litigation			1
Total special items			1
Adjusted amounts (non-GAAP measures)[5]			$524	19.7%
Transportation and Electronics
GAAP amounts	$2,089	1.6%	$219	10.5%
Adjustments for special items:
Manufactured PFAS products	(320)		151
Total special items	(320)		151
Adjusted amounts (non-GAAP measures)[5]	$1,769	4.5%	$370	20.9%
Total Company
GAAP amounts	$8,013	(0.8)%	$1,243	15.5%	$1,000	$64	6.4%	$945	$1.70	74%
Adjustments for special items:
Net costs for significant litigation[6]	—		77		284	83		201	0.36
Manufactured PFAS products	(320)		151		151	38		113	0.20
Gain on business divestitures	—		—		—	—		—	—
Divestiture costs	—		137		137	52		85	0.16
Total special items	(320)		365		572	173		399	0.72
Adjusted amounts (non-GAAP measures)[5]	$7,693	(0.3)%	$1,608	20.9%	$1,572	$237	14.9%	$1,344	$2.42	11%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)

	Year ended December 31, 2022
(Dollars in millions, except per share amounts)	Net sales	Operating income (loss)	Operating income (loss) margin	Income (loss) before taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) attributable to 3M	Earnings per diluted share
Safety and Industrial
GAAP amounts		$1,135	9.8%
Adjustments for special items:
Net costs for significant litigation		1,414
Total special items		1,414
Adjusted amounts (non-GAAP measures)[5]		$2,549	22.0%
Transportation and Electronics
GAAP amounts	$8,902	$973	10.9%
Adjustments for special items:
Manufactured PFAS products	(1,351)	631
Total special items	(1,351)	631
Adjusted amounts (non-GAAP measures)[5]	$7,551	$1,604	21.2%
Total Company
GAAP amounts	$34,229	$6,539	19.1%	$6,392	$612	9.6%	$5,777	$10.18
Adjustments for special items:
Net costs for significant litigation	—	2,291		2,291	476		1,815	3.20
Manufactured PFAS products	(1,351)	631		631	121		510	0.90
Gain on business divestitures	—	(2,724)		(2,724)	(39)		(2,685)	(4.73)
Russia exit charges (benefits)	—	109		109	(2)		111	0.20
Divestiture-related restructuring actions	—	41		41	9		32	0.05
Divestiture costs	—	60		60	13		47	0.08
Total special items	(1,351)	408		408	578		(170)	(0.30)
Adjusted amounts (non-GAAP measures)[5]	$32,878	$6,947	21.1%	$6,800	$1,190	17.5%	$5,607	$9.88

	Year ended December 31, 2023
(Dollars in millions, except per share amounts)	Net sales	Sales change	Operating income (loss)	Operating income (loss) margin	Income (loss) before taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) attributable to 3M	Earnings (loss) per diluted share	Earnings (loss) per diluted share percent change
Safety and Industrial
GAAP amounts			$2,324	21.2%
Adjustments for special items:
Net costs for significant litigation			84
Total special items			84
Adjusted amounts (non-GAAP measures)[5]			$2,408	22.0%
Transportation and Electronics
GAAP amounts	$8,501	(4.5)%	$1,312	15.4%
Adjustments for special items:
Manufactured PFAS products	(1,289)		205
Total special items	(1,289)		205
Adjusted amounts (non-GAAP measures)[5]	$7,212	(4.5)%	$1,517	21.0%
Total Company
GAAP amounts	$32,681	(4.5)%	$(9,128)	(27.9)%	$(9,688)	$(2,691)	27.8%	$(6,995)	$(12.63)	N/M
Adjustments for special items:
Net costs for significant litigation[6]	—		14,869		15,245	3,615		11,630	21.00
Manufactured PFAS products	(1,289)		205		205	50		155	0.28
Gain on business divestitures	—		(36)		(36)	(11)		(25)	(0.05)
Russia exit charges (benefits)	—		(18)		(18)	3		(21)	(0.04)
Divestiture costs	—		496		496	118		378	0.68
Total special items	(1,289)		15,516		15,892	3,775		12,117	21.87
Adjusted amounts (non-GAAP measures)[5]	$31,392	(4.5)%	$6,388	20.3%	$6,204	$1,084	17.5%	$5,122	$9.24	(6)%
5These items represent amounts adjusted for special items. See lead-in to non-GAAP measures discussion.
6For the per share amount, this includes adjusting-out the impact of this item causing weighted average shares outstanding to be the same for both basic and diluted loss per share in periods of resulting net losses.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

	Q1 2024 forecast	2024 forecast
2024 adjusted earnings per share (non-GAAP measure)[5,7]	$2.00 to $2.15	$9.35 to $9.75
2024 adjusted effective tax rate (non-GAAP measure)[5,7]		18.5% to 19.5%
73M provides these forward-looking non-GAAP measures, but cannot, without unreasonable effort, forecast certain items to present or provide a reconciliation to corresponding forecasted GAAP measures. These include special items such as net costs for significant litigation; projected divestiture gains; divestiture costs; divestiture-related restructuring; and net sales and estimates of income and associated activity of exited manufactured PFAS products all of which are subject to limitations in predictability of timing, ultimate outcome and numerous conditions outside of 3M’s control. 3M believes these limitations would result in a range of projected values so broad as to not be meaningful to investors. For these reasons, 3M believes that the probable significance of such information is low. Additionally, for similar reasons, 3M does not include the impact of potentially-divested or acquired businesses on expected operations in forecasted outlook guidance it provides until close of a transaction. Further, at this time, 3M has not selected from the options available to fund amounts due under the PWS and CAE settlements absent receipt of cash payments in the intended spin-off of its Health Care business and, for similar reasons, has not forecasted the impacts of changes in net debt10 (such as incremental net interest expense) that may be needed to fund amounts under these settlements absent the spin. Information with respect to special items for certain historical periods is included in the section entitled “Description of special items”.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

	Three months ended December 31, 2023
Sales Change[4]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company	(1.9)%	0.3%	(0.1)%	0.9%	(0.8)%
Remove manufactured PFAS products special item impact	0.5	—	—	—	0.5
Adjusted total Company (non-GAAP measures)[5]	(1.4)%	0.3%	(0.1)%	0.9%	(0.3)%

Transportation and Electronics	—%	1.1%	—%	0.5%	1.6%
Remove manufactured PFAS products special item impact	2.7	0.2	—	—	2.9
Adjusted Transportation and Electronics (non-GAAP measures)[5]	2.7%	1.3%	—%	0.5%	4.5%

By Geographic Area
Americas	0.2%	0.4%	0.3%	0.4%	1.3%
Remove manufactured PFAS products special item impact	0.1	—	—	0.1	0.2
Adjusted Americas (non-GAAP measures)[5]	0.3%	0.4%	0.3%	0.5%	1.5%

Asia Pacific	(5.5)%	0.1%	(0.4)%	(0.9)%	(6.7)%
Remove manufactured PFAS products special item impact	(0.3)	—	—	—	(0.3)
Adjusted Asia Pacific (non-GAAP measures)[5]	(5.8)%	0.1%	(0.4)%	(0.9)%	(7.0)%

Europe, Middle East & Africa	(2.9)%	0.1%	(0.7)%	5.0%	1.5%
Remove manufactured PFAS products special item impact	2.3	—	—	0.1	2.4
Adjusted Europe, Middle East & Africa (non-GAAP measures)[5]	(0.6)%	0.1%	(0.7)%	5.1%	3.9%

	Year ended December 31, 2023
Sales Change[4]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company	(3.2)%	0.2%	(0.9)%	(0.6)%	(4.5)%
Remove manufactured PFAS products special item impact	—	—	(0.1)	0.1	—
Adjusted total Company (non-GAAP measures)	(3.2)%	0.2%	(1.0)%	(0.5)%	(4.5)%

Transportation and Electronics	(3.5)%	0.7%	(0.7)%	(1.0)%	(4.5)%
Remove manufactured PFAS products special item impact	—	0.2	(0.2)	—	—
Adjusted Transportation and Electronics (non-GAAP measures)	(3.5)%	0.9%	(0.9)%	(1.0)%	(4.5)%

By Geographic Area
Americas	0.4%	0.3%	(0.9)%	0.1%	(0.1)%
Remove manufactured PFAS products special item impact	(0.1)	—	(0.1)	—	(0.2)
Adjusted Americas (non-GAAP measures)[5]	0.3%	0.3%	(1.0)%	0.1%	(0.3)%

Asia Pacific	(10.5)%	0.1%	(0.9)%	(3.2)%	(14.5)%
Remove manufactured PFAS products special item impact	(0.4)	—	—	(0.1)	(0.5)
Adjusted Asia Pacific (non-GAAP measures)[5]	(10.9)%	0.1%	(0.9)%	(3.3)%	(15.0)%

Europe, Middle East & Africa	(2.2)%	—%	(0.9)%	1.7%	(1.4)%
Remove manufactured PFAS products special item impact	0.6	—	(0.1)	0.1	0.6
Adjusted Europe, Middle East & Africa (non-GAAP measures)[5]	(1.6)%	—%	(1.0)%	1.8%	(0.8)%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

	Full-Year 2024 Forecast
Sales Change[4]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company[7]	flat to 2%	—%	—%	0.25%	0.25 to 2.25%
Remove manufactured PFAS products impact[7]	—%	—%	—%	—%	—%
Adjusted total Company (non-GAAP measures)[5,7]	flat to 2%	—%	—%	0.25%	0.25 to 2.25%
Adjusted net cash provided by (used in) operating activities; adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures); adjusted free cash flow and adjusted free cash flow conversion (non-GAAP measures):

	Three months ended December 31,		Year ended December 31,
Major GAAP Cash Flow Categories (dollars in millions)	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$1,986	$1,922	$6,680	$5,591
Net cash provided by (used in) investing activities	(301)	(388)	(1,207)	(1,046)
Net cash provided by (used in) financing activities	(924)	(1,315)	(3,147)	(5,350)

	Three months ended December 31,		Year ended December 31,
Adjusted Free Cash Flow (non-GAAP measure) (dollars in millions)	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$1,986	$1,922	$6,680	$5,591
Adjustments for special items:
Net costs for significant litigation after-tax payment impacts	281	178	769	716
Divestiture costs after-tax payment impacts	96	6	313	8
Divestiture gains - closing cost after tax payment impacts	—	27	—	27
Divestiture-related restructuring after-tax payment impacts	4	24	11	28
Russia exit charges after-tax payment impacts	—	—	—	2
TCJA transition tax payment	—	—	126	68
Manufactured PFAS products impact	(104)	(44)	(157)	(36)
Total adjustments for special items	277	191	1,062	813
Adjusted net cash provided by (used in) operating activities (non-GAAP measure)[8]	$2,263	$2,113	$7,742	$6,404
Purchases of property, plant and equipment (PPE)	(358)	(506)	(1,615)	(1,749)
Manufactured PFAS products impact - removing related purchases of PPE	50	52	167	175
Adjusted purchases of PPE (non-GAAP measure)[8]	$(308)	$(454)	$(1,448)	$(1,574)
Adjusted free cash flow (non-GAAP measure)[8]	$1,955	$1,659	$6,294	$4,830

Adjusted net income (loss) attributable to 3M (non-GAAP measure)[5]	$1,344	$1,207	$5,122	$5,607
Adjusted free cash flow conversion (non-GAAP measure)[8]	145%	137%	123%	86%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

(Dollars in billions)	Full year 2024 forecast
Net cash provided by (used in) operating activities[7]	$6.5 to $7.1
Adjustments for special items[7]	—
Adjusted net cash provided by (used in) operating activities	$6.5 to $7.1
Purchase of property, plant and equipment (PPE)	($1.5 to $1.7)
Manufactured PFAS products impact — removing related purchases of PPE	~$0.1
Adjusted purchases of PPE (non-GAAP measure)[8]	($1.4 to $1.6)
Adjusted free cash flow[7,8]	$4.9 to $5.7

Net income (loss) attributable to 3M7	$5.2 to $5.4
Adjustments for special items[7]	—
Adjusted net income (loss) attributable to 3M5,7	$5.2 to $5.4
Adjusted free cash flow conversion[7,8]	95% to 105%
83M defines adjusted net cash provided by (used in) operating activities as net cash provided by operating activities, adjusted for special items. 3M defines adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures) as purchases of property, plant and equipment (PPE) adjusted for the estimated impact of such purchases associated with manufactured PFAS products activity. 3M defines adjusted free cash flow as adjusted net cash provided by (used in) operating activities less adjusted purchases of PPE. Cash payments/receipts associated with special items in the determination of adjusted net cash provided by (used in) operating activities are reflected net of applicable tax. For most special items, the cash tax impact is estimated using the U.S. statutory corporate tax rate during the period of payment/receipt. However, the cash tax impact for the portion of payments of costs for significant litigation under the 2023 settlement agreements relative to Combat Arms Earplugs and relative to public water systems regarding PFAS is based on the timing/amount of the actual cash tax deduction (which differs from the timing of the pre-tax settlement payments). 3M defines adjusted free cash flow conversion as adjusted free cash flow divided by net income (loss) attributable to 3M, adjusted for special items.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)
Adjusted EBITDA and adjusted EBITDA margin (non-GAAP measures):

	Adjusted EBITDA (non-GAAP measure)[9]				Adjusted EBITDA margin (non-GAAP measure)[9]
	Three months ended December 31,		Year ended December 31,		Three months ended December 31,		Year ended December 31,
(Dollars in millions)	2023	2022	2023	2022	2023	2022	2023	2022
Safety and Industrial	$670	$697	$2,938	$3,115	25.2%	25.5%	26.8%	26.8%
Transportation and Electronics	449	380	1,826	1,946	25.4%	22.4%	25.3%	25.7%
Health Care	520	574	2,200	2,422	25.5%	28.1%	26.8%	28.8%
Consumer	258	249	1,064	1,126	21.1%	20.0%	21.2%	21.3%
Corporate and Unallocated	149	17	119	101
Total Company	$2,046	$1,917	$8,147	$8,710	26.6%	24.8%	26.0%	26.5%

	Three months ended December 31,		Year ended December 31,
Adjusted EBITDA (non-GAAP measure) (dollars in millions)	2023	2022	2023	2022
Adjusted net sales (non-GAAP measure)[5]	$7,693	$7,716	$31,392	$32,878

Net income (loss) attributable to 3M	945	541	(6,995)	5,777
Add/(subtract):
Net income/(loss) attributable to noncontrolling interest	2	2	16	14
(Income)/loss from unconsolidated subsidiaries, net of taxes	(11)	(8)	(18)	(11)
Provision for income taxes	64	62	(2,691)	612
Other expense/(income):
Interest (Income)/expense	279	84	689	395
Pension & OPEB non-service cost (benefit)	(36)	(49)	(129)	(248)
Depreciation and amortization (DA) expense	537	460	1,987	1,831
Adjustments for special items:
Net costs for significant litigation	77	58	14,869	2,291
Manufactured PFAS products impact:
Remove manufactured PFAS products operating (income) loss	151	732	205	631
Subtract PFAS-related amount included in DA above	(99)	(19)	(228)	(68)
Gain on business divestitures	—	—	(36)	(2,724)
Divestiture-related restructuring actions	—	—	—	41
Russia exit charges (benefits)	—	—	(18)	109
Divestiture costs	137	54	496	60
Total special items	266	825	15,288	340
Adjusted EBITDA (non-GAAP measure)[9]	$2,046	$1,917	$8,147	$8,710
Adjusted EBITDA margin (non-GAAP measure)[9]	26.6%	24.8%	26.0%	26.5%
93M defines adjusted EBITDA as net income (loss) attributable to 3M, adjusted for net income/(loss) attributable to noncontrolling interest,    (income)/loss from unconsolidated subsidiaries, provision for income taxes, other expense/(income), depreciation and amortization expense, and special items. For business segments, 3M defines adjusted EBITDA as business segment operating income (loss) (3M’s measure of segment operating performance) adjusted for special items that is then further adjusted for depreciation and amortization (DA) expense, net of the PFAS-related amount included in DA. The Company defines adjusted EBITDA margin as adjusted EBITDA divided by net sales, adjusted for special items.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted EBITDA (non-GAAP measure) Three months ended December 31, 2023 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Adjusted net sales (non-GAAP measure)[5]	$2,661	$1,769	$2,037	$1,226	$—	$7,693
Business segment operating income (loss) (measure of segment operating performance), adjusted for special items (non-GAAP measure)[5]	$524	$370	$372	$221	$121	$1,608
Add/(subtract):
Add depreciation and amortization (DA) expense	146	178	148	37	28	537
Subtract PFAS-related amount included in DA above	—	(99)	—	—	—	(99)
Adjusted EBITDA (non-GAAP measure)[9]	$670	$449	$520	$258	$149	$2,046
Adjusted EBITDA margin (non-GAAP measure)[9]	25.2%	25.4%	25.5%	21.1%		26.6%

Adjusted EBITDA (non-GAAP measure) Three months ended December 31, 2022 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Adjusted net sales (non-GAAP measure)[5]	$2,735	$1,692	$2,044	$1,244	$1	$7,716
Business segment operating income (loss) (measure of segment operating performance), adjusted for special items (non-GAAP measure)[5]	$556	$291	$412	$212	$5	$1,476
Add/(subtract):
Add depreciation and amortization (DA) expense	141	108	162	37	12	460
Subtract PFAS-related amount included in DA above	—	(19)	—	—	—	(19)
Adjusted EBITDA (non-GAAP measure)[9]	$697	$380	$574	$249	$17	$1,917
Adjusted EBITDA margin (non-GAAP measure)[9]	25.5%	22.4%	28.1%	20.0%		24.8%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted EBITDA (non-GAAP measure) Year ended December 31, 2023 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Adjusted net sales (non-GAAP measure)[5]	$10,956	$7,212	$8,195	$5,026	$3	$31,392
Business segment operating income (loss) (measure of segment operating performance), adjusted for special items (non-GAAP measure)[5]	$2,408	$1,517	$1,603	$904	$(44)	$6,388
Add/(subtract):
Add depreciation and amortization (DA) expense	530	537	597	160	163	1,987
Subtract PFAS-related amount included in DA above	—	(228)	—	—	—	(228)
Adjusted EBITDA (non-GAAP measure)[9]	$2,938	$1,826	$2,200	$1,064	$119	$8,147
Adjusted EBITDA margin (non-GAAP measure)[9]	26.8%	25.3%	26.8%	21.2%		26.0%

Adjusted EBITDA (non-GAAP measure) Year ended December 31, 2022 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Adjusted net sales (non-GAAP measure)[5]	$11,604	$7,551	$8,427	$5,292	$4	$32,878
Business segment operating income (measure of segment operating performance), adjusted for special items (non-GAAP measure)[5]	$2,549	$1,604	$1,799	$978	$17	$6,947
Add/(subtract):
Add depreciation and amortization (DA) expense	566	410	623	148	84	1,831
Subtract PFAS-related amount included in DA above	—	(68)	—	—	—	(68)
Adjusted EBITDA (non-GAAP measure)[9]	$3,115	$1,946	$2,422	$1,126	$101	$8,710
Adjusted EBITDA margin (non-GAAP measure)[9]	26.8%	25.7%	28.8%	21.3%		26.5%
Net debt (non-GAAP measure):

Net Debt (non-GAAP measure)	December 31, 2023	December 31, 2022
Total debt	$16,035	$15,939
Less: Cash, cash equivalents and marketable securities	6,006	3,916
Net debt (non-GAAP measure)[10]	$10,029	$12,023
10The Company defines net debt as total debt less the total of cash, cash equivalents and current and long-term marketable securities.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)
Description of special items:
In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides various non-GAAP measures that incorporate adjustments for the impacts of special items. Special items incorporated in the preparation of these non-GAAP measures for the periods presented include the items described below:
Net costs for significant litigation:
•These relate to 3M's respirator mask/asbestos (which include Aearo and non-Aearo items), PFAS-related other environmental, and Combat Arms Earplugs matters. Net costs include the impacts of changes in accrued liabilities (including interest imputation on applicable settlement obligations), external legal fees, and insurance recoveries, along with the associated tax impacts. These costs also include the impact on the determination of earnings per diluted share of 3M’s option to satisfy a portion of amounts under the Combat Arms Earplugs settlement in shares. 3M does not consider the elements of the net costs associated with these matters to be normal, operating expenses related to the Company’s ongoing operations, revenue generating activities, business strategy, industry, and regulatory environment. Net costs related to respirator mask/asbestos are reflected as special items in the Safety and Industrial business segment while those impacting operating income (loss) associated with PFAS-related other environmental and Combat Arms Earplugs matters are reflected as corporate special items in Corporate and Unallocated. In addition, during the voluntary chapter 11 bankruptcy period (which began in July 2022 and ended in June 2023), costs associated with the Aearo portion of respirator mask/asbestos matters were reflected in corporate special items in Corporate and Unallocated. Prior to the bankruptcy, costs associated with Combat Arms Earplugs matters were reflected as part of special items in the Safety and Industrial business segment. In the fourth quarter of 2023 and 2022, 3M made payments of approximately $355 million and $226 million, respectively, related to net costs for significant litigation. In the full year of 2023 and 2022, 3M made payments of approximately $973 million and $907 million, respectively, related to net costs for significant litigation.
Divestiture costs:
•These include costs related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture. In the fourth quarter of 2023 and 2022, 3M made payments of approximately $121 million and $8 million, respectively, associated with divestiture costs. In the full year of 2023 and 2022, 3M made payments of approximately $396 million and $11 million, respectively, associated with divestiture costs.
Gain/loss on sale of businesses:
•In the third quarter of 2023, 3M recorded a gain related to the sale of its dental local anesthetic business partially offset by a loss associated with a previously contingent indemnification obligation from a 2020 divestiture.
•In the third quarter of 2022, 3M recorded a gain related to the split-off and combination of its Food Safety business with Neogen Corporation. In the fourth quarter and full year of 2022, 3M made payments of approximately $34 million related to closing costs of the transaction that were part of the determination of the gain thereon.
Russia exit charges/benefits:
•    In the second quarter of 2023, 3M recorded a gain on final disposal of net assets in Russia. Previously, in the third quarter of 2022, 3M recorded a charge primarily related to impairment of these assets in connection with management's committed exit and disposal plan. In the fourth quarter and full year of 2022, 3M made payments of approximately $1 million and $3 million, respectively, related to Russia exit charges.
Divestiture-related restructuring actions:
•In the third quarter of 2022, following the split-off of the Food Safety business, management approved and committed to undertake certain restructuring actions addressing corporate functional costs across 3M in relation to the magnitude of amounts previously allocated to the divested business. In the fourth quarter of 2023 and 2022 , 3M made payments of approximately $5 million and $29 million, respectively, associated with divestiture-related restructuring actions. In the full year of 2023 and 2022, 3M made payments of approximately $14 million and $34 million, respectively, associated with divestiture-related restructuring actions.
Enactment/measurement period adjustments related to the Tax Cuts and Jobs Act (TCJA)
•In the full year of 2023 and 2022, 3M made payments of approximately $126 million and $68 million, related to the transition tax expense incurred as a result of the 2017 enactment of the TCJA.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)
Manufactured PFAS products:
•These amounts relate to sales and estimates of income (loss) and associated activity regarding manufactured PFAS products that 3M plans to exit by the end of 2025 included within the Transportation and Electronics business segment. Estimated income does not contemplate impacts on non-operating items such as net interest income/expense and the non-service cost components portion of defined benefit plan net periodic benefit costs. Relative to the impact of the activity of manufactured PFAS products on cash provided by (used in) operating activities, amounts are based on estimates of associated income, depreciation/amortization, certain changes in working capital and accruals, and timing of associated payments.

About 3M
3M (NYSE: MMM) believes science helps create a brighter world for everyone. By unlocking the power of people, ideas and science to reimagine what's possible, our global team uniquely addresses the opportunities and challenges of our customers, communities, and planet. Learn how we're working to improve lives and make what's next at 3M.com/news.
Please note that the company announces material financial, business and operational information using the 3M investor relations website, SEC filings, press releases, public conference calls and webcasts. The company also uses the 3M News Center and social media to communicate with our customers and the public about the company, products and services and other matters. It is possible that the information 3M posts on the News Center and social media could be deemed to be material information. Therefore, the company encourages investors, the media and others interested in 3M to review the information posted on 3M’s news center and the social media channels such as @3M or @3MNews.
Contacts
3M
Investor Contacts:
Bruce Jermeland, 651-733-1807
or
Diane Farrow, 612-202-2449
or
Eric Herron, 651-233-0043
Media Contact:
Tim Post, tpost3@mmm.com